Exhibit 16.1

20 April 2012
U.S. Securities and Exchange Commission
100 F Street NE
Washington D.C. 20549

Re:	Entertainment Art, Inc. Commission File No. 000-53678

Dear Sir/Madam:

We have read the statements of Entertainment Art, Inc. pertaining to our Firm included under Item 4.01 of Form 8-K dated April  20, 2012 and agree with such statements as they pertain to our Firm.  We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very Truly yours,

WOLINETZ, LAFAZAN & COMPANY, CPA’S, P.C.